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                                                                 EXHIBIT (a)(14)

                                 NORTHSTAR TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all of the trustees of the Northstar Trust, a Massachusetts business trust (the 'Trust"), acting pursuant to Section 8.3 of the Trust's Declaration of Trust dated August 18, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the name of the Trust set forth in Section 1.1 thereof, as follows;

         1. Section 1.1. of the Declaration of Trust, executed on August 18, 1993, as amended, is hereby amended to read in its entirety as follows:

"Section 1.1 Name. The name of the Trust created hereby is "PILGRIM MAYFLOWER TRUST".

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: November 1, 1999

/s/ John G. Turner                                    /s/ Mark L. Lipson
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    John G. Turner                                        Mark L. Lipson

/s/ Paul S. Doherty, Esq.                             /s/ Robert B. Goode, Jr.
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    Paul S. Doherty, Esq.                                 Robert B. Goode, Jr.

/s/ David W. Wallace                                  /s/ Walter H. May
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    David W. Wallace                                      Walter H. May

/s/ David W.C. Putnam                                 /s/ Alan L. Gosule, Esq.
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    David W.C. Putnam                                     Alan L. Gosule, Esq.

/s/ John R. Smith
-----------------------------
    John R. Smith